Exhibit 99.1


 Sonic Solutions Reports Results for Second Quarter Ended September 30, 2005


    NOVATO, Calif.--(BUSINESS WIRE)--Nov. 8, 2005--Sonic Solutions (NASDAQ: SNIC) announced today the financial results for its second quarter ended September 30, 2005.
    Net revenue for the quarter was $31,948,000 compared to $17,437,000 for the same period in the prior fiscal year. Net income for the quarter was $3,102,000 or $0.11 per diluted share compared to net income of $3,575,000 or $0.14 per diluted share for the same period in the prior fiscal year.
    Net revenue for the six month period ended September 30, 2005 was $67,467,000 compared to $35,346,000 for the same period in the prior fiscal year. Net income for this six month period was $7,115,000 or $0.26 per diluted share compared to net income of $7,562,000 or $0.29 per diluted share for the same period in the prior fiscal year.
    Sonic will hold its second quarter ended September 30, 2005 earnings conference call on Tuesday, November 8, 2005 at 1:30 p.m.
(PT)/4:30 p.m. (ET). Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call will also be available via Webcast at www.sonic.com.



                            Sonic Solutions
            Condensed Consolidated Statements of Operations
         (in thousands, except per share amounts -- unaudited)


                                  Three Months Ended  Six Months Ended
                                      September 30,     September, 30,
                                      2005     2004     2005     2004
                                    -------  -------  -------  -------

Net Revenue                        $31,948  $17,437  $67,467  $35,346

Cost of Revenue                      6,845    1,639   16,093    3,500
                                    -------  -------  -------  -------
    Gross Profit                    25,103   15,798   51,374   31,846
                                    -------  -------  -------  -------
Operating expenses
    Marketing and sales              7,354    3,686   15,877    7,598
    Research and development        11,128    7,107   21,518   13,655
    General and administrative       3,354    1,387    8,264    2,587
    Business integration                41        0      336        0
                                    -------  -------  -------  -------
  Total operating expenses          21,877   12,180   45,995   23,840
                                    -------  -------  -------  -------
  Operating income                   3,226    3,618    5,379    8,006

Other income (expense), net           (234)     171     (347)     231
                                    -------  -------  -------  -------
  Income before income taxes         2,992    3,789    5,032    8,237
Provision (benefit) for income taxes  (110)     214   (2,083)     675
                                    -------  -------  -------  -------

  Net income                       $ 3,102  $ 3,575    7,115    7,562
                                    =======  =======  =======  =======
  Net income per share
            Basic                  $  0.13  $  0.15  $  0.29  $  0.33
                                    =======  =======  =======  =======
            Diluted                $  0.11  $  0.14  $  0.26  $  0.29
                                    =======  =======  =======  =======
  Shares used in computing
   net income per share
            Basic                   24,586   23,422   24,468   22,733
                                    =======  =======  =======  =======
            Diluted                 27,975   26,400   27,738   25,931
                                    =======  =======  =======  =======


                            Sonic Solutions
                 Condensed Consolidated Balance Sheets
                 (in thousands, except share amounts)


                                                        2005
                                            --------------------------
    ASSETS                                  March 31,(a) September 30,
    ------                                  ------------ -------------
                                                           (unaudited)
Current Assets:
    Cash and cash equivalents                     $ 35,436   $ 18,741
    Short term investments                               0     26,100
    Accounts receivable, net of allowance for
     returns and doubtful accounts of $10,068
     and $7,648 at March 31, 2005 and
     September 30, 2005, respectively               12,839     16,978
    Inventory                                          755        546
    Unbilled receivables                               121          0
    Prepaid expenses and other current assets        2,153      3,044
                                                   --------   --------
          Total current assets                      51,304     65,409

Fixed assets, net                                    6,756      6,187
Purchased and internally developed software
 costs, net                                          1,595      1,405
Goodwill                                            54,664     53,481
Acquired intangibles, net                           49,046     46,413
Other assets                                         2,583      4,798
                                                   --------   --------
    Total assets                                  $165,948   $177,693
                                                   ========   ========

    LIABILITIES AND SHAREHOLDERS' EQUITY
    ------------------------------------
Current Liabilities:
    Accounts payable                              $  9,087   $  6,891
    Accrued liabilities                             19,164     23,405
    Deferred revenue                                 5,176      7,143
    Obligations under capital leases,
     current portion                                    84         62
                                                   --------   --------
         Total current liabilities                  33,511     37,501
Bank note payable                                   30,000     30,000
Other long term liabilities, net of current
 portion                                             2,217      1,018
Deferred revenue, net of current portion               756        607
Obligations under capital leases, net of current
 portion                                                41         11
                                                   --------   --------
              Total liabilities                     66,525     69,137
                                                   --------   --------

Shareholders' Equity:
  Convertible preferred stock, no par value,
   10,000,000 shares authorized; 0 shares
   issued and outstanding at March 31, 2005,
   and September 30, 2005, respectively               ---        ---
  Common stock, no par value, 100,000,000 shares
   authorized; 24,308,730 and 24,799,399 shares
   issued and outstanding at March 31, 2005 and
   September 30, 2005, respectively                106,410    109,021
  Accumulated other comprehensive loss                (274)      (867)
  Accumulated earnings (deficit)                    (6,713)       402
                                                   --------  --------
            Total shareholders' equity              99,423    108,556
                                                   --------  --------
              Total liabilities and
               shareholders' equity               $165,948   $177,693
                                                   ========  ========


(a) The consolidated balance sheet at March 31, 2005 has been derived from the Company's audited consolidated financial statements on Form 10-K at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.



    About Sonic Solutions

    Sonic Solutions (NASDAQ: SNIC)(http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio- and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premiere choice for consumers, prosumers and business users worldwide.
    Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with personal computers ("PCs"), after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

    Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

    Forward-Looking Statements

    This press release and Sonic's second quarter ended September 30, 2005 earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the fiscal quarters ending December 31, 2005, March 31, 2006, the fiscal year ending March 31, 2006 and the fiscal year ending March 31, 2007; the gross margin, operating margin, effective tax rate and cost of compliance with the Sarbanes-Oxley Act of 2002, as amended ("SOX"), assumed for the guidance; the continuing effects of the increase in operating expenses and headcount in connection with the Roxio acquisition; and favorable expectations about Sonic's consumer electronics strategy and ability to take advantage of the convergence of the PC and consumer electronics industries. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, Sonic's ability to successfully integrate Roxio's Consumer Software Division and former employees into Sonic's business and realize the anticipated synergies and cost savings from the acquisition; general customer and market reaction to the Roxio acquisition; the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses as a result of the Roxio acquisition, new product introductions, cost of SOX compliance or business expansion; loss of significant customers due to the Roxio acquisition and other market conditions; risks related to acquisitions and international operations; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent quarterly report on Form 10-Q and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.


    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             Chief Financial Officer
             clay_leighton@sonic.com
             Fax: 415-893-8008
             or
             Market Street Partners
             Carolyn Bass, 415-445-3232
             Susan Coss, 415-445-3237
             investinsonic@sonic.com